UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

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INFOSPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFOSPACE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 31, 2007

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of InfoSpace, Inc., a Delaware corporation, will be held on May 31, 2007 at [                ], local time, at [                                                                 ], for the following purposes:

1.	To elect three Class II directors to serve for their ensuing class term and until their successors are duly elected.

2.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for InfoSpace for 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 6, 2007 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 6, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote online, by telephone or by signing, dating and returning the enclosed WHITE proxy card as promptly as possible. For specific instructions for voting online, by telephone or by mail, please see the enclosed WHITE proxy card. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy. Please see “How may I vote my shares in person at the meeting” in the Questions and Answers section of the Proxy Statement for more details on voting in person at the meeting.

By	Order of the Board of Directors,

R. Bruce Easter, Jr.
Senior Vice President, General Counsel and Secretary

Bellevue, Washington

[April     ], 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ENCLOSED WHITE VOTING INSTRUCTION CARD.

OUR BOARD OF DIRECTORS URGES YOU NOT TO RETURN ANY PROXY CARD YOU MAY RECEIVE FROM THE OPPOSING GROUP THAT IS SOLICITING PROXIES.

INFOSPACE, INC.

PROXY STATEMENT FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Annual Meeting will be held on May 31, 2007 at [                ], local time, at [                                                                                      ]. All WHITE proxy cards are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. Voting materials, which include the Proxy Statement, WHITE proxy card and Annual Report on Form 10-K for the year ended December 31, 2006, will be mailed to stockholders on or about [            ], 2007. Our principal executive offices are located at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004.

We do not expect any matters not listed in the Proxy Statement to come before the Annual Meeting. If any other matter is presented, your signed WHITE proxy card or submission of your proxy by telephone or via the Internet gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the Annual Meeting and which were not presented to InfoSpace by February 15, 2007.

Questions and Answers

Q:	Who may vote at the meeting?

A:	The Board set April 6, 2007 as the record date for the meeting. All stockholders who owned InfoSpace common stock at the close of business on April 6, 2007 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

On April 6, 2007, [                ] shares of our common stock were issued and outstanding. Shares of our common stock were held of record by 950 stockholders on the record date. The number of holders of record does not include beneficial owners of our common stock who hold their shares through brokers, banks or other holders of record.

Q:	How many votes do you need at the meeting?

A:	A majority of InfoSpace’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum.

Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted by telephone or via the Internet.

Q:	What is the significance of the color of the proxy card?

A:

WHITE proxy cards and voting instruction cards are being solicited on behalf of the Board of Directors in favor of (i) the proposal to re-elect Richard D. Hearney and James F. Voelker and to elect William J.

Ruckelshaus as members of our Board of Directors and (ii) the ratification of the selection of Deloitte & Touche LLP as InfoSpace’s independent registered public accounting firm. Our Board of Directors urges stockholders to sign, date and return each WHITE proxy card or voting instruction card promptly.

An opposing group has indicated its intention to solicit proxies in opposition to the Board’s nominees using another color proxy card. Our Board of Directors urges stockholders to discard any other color of proxy or voting instruction cards they may receive from the opposing group.

Q:	What proposals will be voted on at the meeting?

A:	There are two Board proposals scheduled to be voted on at the meeting:

•	Election of three Class II members of the Board of Directors; and

•	Ratification of Deloitte & Touche LLP as InfoSpace’s independent registered public accounting firm.

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, the three Class II nominees who receive the greatest number of votes from shares present and entitled to vote at the meeting will be elected. To be passed, the proposed ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares cast at the meeting and entitled to vote with respect to such proposal.

Q:	How are votes counted?

A:	In the election of the directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to any nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal. If you just sign your WHITE proxy card with no further instructions, your shares will be counted as a vote “FOR” each nominee for director listed in this proxy statement and “FOR” the ratification of the appointment of Deloitte & Touche LLP as InfoSpace’s independent registered public accounting firm.

If you hold your shares in a brokerage account in your broker’s name and you do not vote, your broker will not have discretionary authority to vote your shares in a contested election. Nor will your broker have the discretionary authority to vote your shares “FOR” or “AGAINST” Proposal 2, the ratification of the appointment of Deloitte & Touche LLP. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	How may I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring proof of identification for entrance to the meeting, and, if you hold your shares through a bank, broker or other holder of record (i.e., in “Street-name”), your proof of ownership, such as a brokerage statement. Even if you currently plan to attend the Annual Meeting, we recommend that you submit your WHITE proxy card as described above so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares through a bank, broker or other holder of record, and you wish to vote at the meeting, you must present a legal proxy from your stockbroker or other holder of record in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:

Whether you hold shares directly as a stockholder of record or beneficially in Street-name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in Street-name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, via the Internet or by mail. Please refer to the summary instructions included on your WHITE proxy card. For shares held in Street-name, the voting instruction card will be provided by your stockbroker or nominee.

If your shares are registered under different names, or if they are in more than one account, you may receive more than one WHITE proxy card or voting instruction card. Please follow the instructions on each WHITE proxy card or voting instruction card to ensure that all of your shares are represented at the meeting. Please sign each WHITE proxy card exactly as your name or names appear on the WHITE proxy card. For joint accounts, each owner should sign the WHITE proxy card. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title on the WHITE proxy card.

BY TELEPHONE OR THE INTERNET – If you have telephone or Internet access, you may submit your proxy by following the instructions on the WHITE proxy card.

BY MAIL – You may submit your proxy by mail by signing your WHITE proxy card or, for shares held in Street-name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new WHITE proxy card with a later date, voting by telephone or via the Internet as instructed above (only your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person (as described above). Attending the meeting will not revoke your proxy unless you specifically request it. If you hold your shares in Street-name, you must present a legal proxy from your stockbroker in order to vote at the meeting.

Q:	What are InfoSpace’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares “FOR” each nominee to the Board listed in this Proxy Statement and “FOR” the ratification of Deloitte & Touche LLP as InfoSpace’s independent registered public accounting firm.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Please call toll-free: (877) 456-3402

Banks and brokers, please call collect: (212) 750-5833

Q:	Where can I find the voting results of the meeting?

A:	The final voting results will be announced as soon as practicable. The final results will also be published in our Quarterly Report on Form 10-Q for the second quarter of 2007, which will be filed with the Securities and Exchange Commission and will also be available at www.infospaceinc.com.

Solicitation of Proxies

In addition to soliciting stockholders by mail, certain of our directors and officers may solicit proxies personally, by telephone, telegram, email, facsimile, webcasts or postings to our corporate website. Appendix A to this Proxy Statement sets forth information relating to the directors and those officers who are participants in the solicitation of proxies on InfoSpace’s behalf. None of these individuals will receive special compensation for their assistance in soliciting proxies, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with this solicitation. We will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of InfoSpace common stock and to request authority for the exercise of proxies; in such cases, InfoSpace, upon request of the record holders, will reimburse such holders for their reasonable expenses.

We have also retained Innisfree M&A Incorporated to assist in obtaining proxies for the Annual Meeting from brokers, custodians, nominees and institutional investors. The fee for such services is anticipated to be [                    ], plus estimated out-of-pocket expenses. Innisfree will employ approximately 100 people in connection with its solicitation.

As a result of the potential solicitation of proxies by Sandell Asset Management Corp. in connection with its nomination of a competing slate of directors, as described in “Proposal One — Election of Directors — Director Nomination Process,” our expenses related to this solicitation of proxies will exceed those normally spent for an annual meeting. Such additional costs (exclusive of litigation costs, if any) are expected to aggregate up to approximately $[            ], of which approximately $[            ] has been spent to date. The additional costs do not include the costs represented by the regular salaries and wages of our employees and officers. InfoSpace will pay all costs of this solicitation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of InfoSpace as of March 16, 2007 as to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and each nominee for director of InfoSpace, (iii) each of the executive officers named in the Summary Compensation Table in “Additional Information Relating to Our Directors and Executive Officers” and (iv) all current directors and executive officers as a group. Information for beneficial owners who are not officers or directors of InfoSpace is based on their most recent filings with the SEC (as described in the footnotes to this table) and is not independently verified by InfoSpace.

Principal Stockholders, Directors, Nominees for Director and Named Executive Officers	Shares Beneficially Owned (1)
	Number		Percent
The Sandell Group 40 West 57th Street 26th Floor New York, NY 10019	2,771,204	(2)	8.8%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	2,242,935	(3)	7.1%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	1,959,044	(4)	6.2%

Renaissance Technologies Corp. 800 Third Avenue New York, NY 10022	1,917,100	(5)	6.1%

Principal Stockholders, Directors, Nominees for Director and Named Executive Officers	Shares Beneficially Owned (1)
	Number		Percent
Deutsche Bank AG	1,776,484	(6)	5.6%
Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany

The Baupost Group, L.L.C.	1,753,000	(7)	5.6%
10 St. James Avenue, Suite 2000 Boston, MA 02116

Edmund O. Belsheim, Jr.	595,308	(8)	1.9%

John E. Cunningham, IV	61,732	(9)	*

Stephen J. Davis	171,720	(10)	*

R. Bruce Easter, Jr.	0		*

Steven L. Elfman	168,788	(11)	*

Jules Haimovitz	17,500	(12)	*

Richard D. Hearney	38,000	(12)	*

Allen M. Hsieh	101,041	(12)	*

Brian T. McManus	172,584	(12)	*

David E. Rostov	0		*

William J. Ruckelshaus	0		*

Lewis M. Taffer	34,500	(12)	*

George M. Tronsrue, III	22,500	(12)	*

James F. Voelker	1,705,500	(12)	5.1%

Vanessa A. Wittman	40,000	(12)	*

All current directors and executive officers as a Group (11 persons)	2,362,145	(13)	7.0%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of March 16, 2007, if any, or shares of common stock subject to RSUs held by that person that vest within 60 days of March 16, 2007, if any, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Based on information contained in a Schedule 13D and a Schedule 13D/A filed with the SEC on March 12, 2007 and March 19, 2007, respectively, by Sandell Asset Management Corp. (“Sandell”) and the other reporting persons named therein, and includes all shares beneficially held by the group formed by such reporting persons (“The Sandell Group”). According to the Schedule 13D, as of March 1, 2007, (i) each of Castlerigg Master Investments, Ltd., Sandell, Castlerigg International Limited, Castlerigg International Holdings Limited and Thomas E. Sandell had beneficial ownership and shared power to vote and direct or dispose of 1,523,443 shares of the Company’s Common Stock and (ii) each of CGS, Ltd., Castlerigg GS Holdings, Ltd., Castlerigg Global Select Fund, Limited, Sandell and Thomas E. Sandell had beneficial ownership and shared power to vote and direct or dispose of 1,247,761 shares of the Company’s Common Stock. The persons and entities listed above have agreed to form a group for the purpose of soliciting proxies seeking to elect persons nominated by Sandell and to move proposals at the annual meeting.
(3)	Based on Form 13G/A filed February 9, 2007 by Dimensional Fund Advisors LP
(4)	Based on Form 13G filed February 9, 2007 by Goldman Sachs Asset Management, L.P.
(5)	Based on Form 13G/A filed March 16, 2007 by Renaissance Technologies Corp.
(6)	Based on Form 13G filed February 1, 2007 by Deutsche Bank AG. Represents (a) 62,700 shares of common stock held by Deutsche Bank Securities Inc. and (b) 1,713,784 shares of common stock held by Deutsche Bank AG, London Branch.
(7)	Based on Form 13G filed February 13, 2007 by the Baupost Group, L.L.C.

(8)	Includes 583,542 shares of common stock subject to options exercisable within 60 days of March 16, 2007.
(9)	Includes 46,500 shares of common stock subject to options exercisable within 60 days of March 16, 2007, and 9,280 shares of common stock held by Clear Fir Partners, L.P. Mr. Cunningham is a general partner of Clear Fir Partners, L.P.
(10)	Includes 171,354 shares of common stock subject to options exercisable within 60 days of March 16, 2007.
(11)	Includes 167,625 shares of common stock subject to options exercisable within 60 days of March 16, 2007.
(12)	Consists of shares of common stock subject to options exercisable within 60 days of March 16, 2007.
(13)	Includes 2,345,750 shares of common stock subject to options exercisable within 60 days of March 16, 2007.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors comprises nine members, which are divided into three equal classes with overlapping three-year terms. Currently we have seven directors serving on our Board and two vacancies. One of the vacancies is among the Class II directors and the other vacancy is among the Class I directors. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If a director resigns before the end of his or her term, the Board of Directors may appoint a director to fill the remainder of that term or leave the position vacant. Stockholder election of directors may only take place at the annual meeting at which the three-year term of that director would expire.

Nominees for Directors

Three Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2010. The Board of Directors has nominated Richard D. Hearney and James F. Voelker for re-election as Class II directors and William J. Ruckelshaus for election as a Class II director, thereby filling the vacancy currently existing in Class II. Mr. Ruckelshaus was recommended to the nominating committee by Mr. John Cunningham. Mr. Hearney is, and Mr. Ruckelshaus would be, an “independent director” as defined in the NASDAQ Marketplace Rules.

For further information on the process of director nominations and criteria for selection of directors, see “Director Nomination Process” below. The Board of Directors’ Nominating and Governance Committee is in the process of identifying a prospective director nominee to recommend to the Board of Directors to fill the one remaining vacant seat in Class I on the Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees listed in this Proxy Statement. In the event that any of these nominees to the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Election of Directors

If a quorum is present and voting, the three Class II nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED HEREIN.

Director Nominees

Class II – Terms expiring in 2010

The names of the nominees of the Board of Directors and certain information about them are set forth below:

Name of Director or Nominee	Age	Positions with InfoSpace	Director Since
Richard D. Hearney(1)	67	Director	2001
James F. Voelker	56	Chairman, Chief Executive Officer and President	2002
William J. Ruckelshaus	42	Nominee for Director

(1)	Member of the Audit Committee and the Compensation Committee.

Richard D. Hearney has served as a director since September 2001. General Hearney served as President and Chief Executive Officer of Business Executives for National Security, an organization focusing on national security policy, from December 2000 to April 2002.

James F. Voelker has served as our Chairman and Chief Executive Officer since December 2002, and also as President since December 2005. He also held the title of President from December 2002 to April 2003. He has served as a director since July 2002. Mr. Voelker served as President and a director of NEXTLINK Communications, Inc. (now XO Communications, Inc.), a broadband communications company, from its inception in 1994 through 1998.

William J. Ruckelshaus has served as Chief Financial Officer of Revenue Science Inc., an Internet advertising technology and services company, since May 2006. From July 2002 to April 2006, he served as Senior Vice President Corporate Development at Expedia, Inc., an online travel agency, where he oversaw Expedia’s mergers and acquisitions and led the corporate strategic planning effort. Prior to that, from 1999 to June 2002, he served as Director of Technology Mergers and Acquisitions at Credit Suisse First Boston, an investment banking firm, where he advised a variety of software, services and Internet companies engaging in public and private transactions.

Continuing Directors

Class I – Terms to expire in 2009

The names of our two current Class I directors, whose terms end in 2009, and certain information about them are set forth below:

Name of Director	Age	Positions with InfoSpace	Director Since
John E. Cunningham, IV(1)(2)	49	Director	1998
Lewis M. Taffer(1)(3)	59	Director	2001

(1)	Member of the Compensation Committee. Mr. Taffer serves as Chair of this committee.
(2)	Member of the Nominating and Governance Committee.
(3)	Member of the Audit Committee.

John E. Cunningham, IV has served as a director of InfoSpace since July 1998. Mr. Cunningham has been a general partner of Clear Fir Partners, L.P., a private equity investment partnership, since February 1998. Since January 2004, he has served as a board member of Citel Technologies, Inc., a telecommunications company, and also served as its non-executive Chairman from January 2004 to July 2006. From April 1995 until February 2003, he served as President of Kellett Investment Corporation, an investment fund for private companies.

Lewis M. Taffer has served as a director since June 2001. Since March 2006, Mr. Taffer has served as an Operating Advisor at Pegasus Capital Advisors. Since May 2006, he has served as a director and Senior Vice President at iGPS Company LLC, a provider of RFID (radio frequency identification)-tagged plastic pallet rental systems and an affiliate of Pegasus Capital Advisors. Since January 2005, he has been an independent management consultant. From January 2004 to January 2005, Mr. Taffer served as Executive Vice President, Acquisition Marketing of America Online. From May 2001 through December 2003, Mr. Taffer was an independent consultant specializing in marketing, business development and strategic partnerships.

Class III – Terms expiring in 2008

The names of our Class III directors, whose terms end in 2008, and certain information about them are set forth below:

Name of Director	Age	Positions with InfoSpace	Director Since
Jules Haimovitz(1) (2)	56	Director	2005
George M. Tronsrue, III(2)(3)	50	Director	2003
Vanessa A. Wittman(1)	39	Director	2003

(1)	Member of the Audit Committee. Ms. Wittman serves as Chair of this committee.
(2)	Member of the Nominating and Governance Committee. Mr. Tronsrue serves as Chair of this committee.
(3)	Member of the Compensation Committee.

Jules Haimovitz was appointed as a director in October 2005. Since July 2002, Mr. Haimovitz has served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. From June 1999 to July 2004, Mr. Haimovitz served in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc., a wholly-owned subsidiary, Executive Consultant to the CEO, and Chair of the Library Task Force. Mr. Haimovitz is a director of Blockbuster, Inc., a provider of in-home movie and game entertainment.

George M. Tronsrue, III was appointed as a director in February 2003. Since March 2004, Mr. Tronsrue has served as Co-Manager of Jericho Fund, LLC, an investment and consulting company. From January 2000 to March 2004, Mr. Tronsrue served as Chairman and Chief Executive Officer of Monet Mobile Networks Inc., a wireless Internet service provider. Monet Mobile filed for Chapter 11 bankruptcy protection in March 2004.

Vanessa A. Wittman was appointed as a director in April 2003. From March 2003 to December 2006, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Adelphia Communications Corporation, a cable television company. From February 2000 to March 2003, Ms. Wittman served as Chief Financial Officer of broadband network services provider 360networks Inc.

Board Meetings and Committees; Corporate Governance Matters

The Board of Directors of InfoSpace held a total of 19 meetings during 2006. For 2006, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, on which such director served during the period for which he or she has been a director or committee member.

Our Board has not adopted a formal policy regarding directors’ attendance at our annual meetings of stockholders. However, our directors are strongly encouraged to attend the annual meeting. All of our then-current directors attended our 2006 Annual Meeting of Stockholders.

The Board of Directors believes that management speaks for InfoSpace. Individual Board members may occasionally meet or otherwise communicate with our stockholders and other constituencies that are involved with InfoSpace, but it is expected that Board members would do this with the advance knowledge of management and, absent unusual circumstances or as contemplated by Board committee charters, at the request of management. Stockholders who wish to communicate with the Board of Directors, or with any individual member of the Board, may do so by sending such communication in writing to the attention of the Corporate Secretary at the address of our principal executive office with a request to forward the same to the intended recipient. The Corporate Secretary will in general forward such communication to the Board or the specific Board member. However, the Corporate Secretary reserves the right to not forward any material that is abusive, threatening or otherwise inappropriate.

Each of Messrs. Cunningham, Haimovitz, Hearney, Taffer, Tronsrue and Ms. Wittman is an “independent director” as defined in the NASDAQ Marketplace Rules. In determining whether Mr. Cunningham is an “independent director” as defined in the NASDAQ Marketplace Rules, the Board of Directors considered that Mr. Cunningham’s brother is a non-executive employee of the Company serving as one of the Company’s managers of business development.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Copies of our Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter and related Director Nomination Policy, as well as our Code of Business Conduct and Ethics, which is applicable to all of our employees, can be found on our corporate Web site at www.infospaceinc.com. You may also request copies of these documents from Investor Relations at (425) 201-6100 or (866) 438-4677.

The Audit Committee.    The Audit Committee, which currently consists of nonemployee directors Jules Haimovitz, Richard Hearney, Lewis Taffer, and Vanessa Wittman, met eight times during 2006. Ms. Wittman is Chair of the Audit Committee. Each member of the Audit Committee is an “independent director” as defined in the NASDAQ Marketplace Rules. Our Board of Directors has determined that Ms. Wittman is an “audit committee financial expert” under SEC rules and has determined that Ms. Wittman meets the NASDAQ’s professional experience requirements. Among other functions, the Audit Committee’s duties include the following:

•	Appointment, compensation, oversight and retention of our independent registered public accounting firm;

•	Pre-approving all services to be performed by the independent registered public accounting firm;

•	Reviewing the adequacy and effectiveness of our accounting and financial controls, including controls over financial reporting;

•	Reviewing our audited financial statements and quarterly financial information and discussing them with management and the independent registered public accounting firm;

•	Establishing procedures for receiving and reviewing accounting-related complaints and concerns by whistle blowers; and

•	Reviewing, approving and monitoring our code of ethics for senior financial personnel.

The Compensation Committee.    The Compensation Committee currently consists of nonemployee directors John Cunningham, Richard Hearney, Lewis Taffer and George Tronsrue. Mr. Taffer is chair of the Compensation Committee. Each member of the Compensation Committee is an “independent director” as defined in the NASDAQ Marketplace Rules. The Compensation Committee met 12 times, and acted by unanimous written consent once, during 2006. The Compensation Committee’s duties include the following:

•	Annually reviewing and approving compensation for our Chief Executive Officer and other executive officers;

•	Annually reviewing and making recommendations to management regarding general compensation goals and guidelines for employees and criteria by which employee bonuses are determined;

•	Evaluating the performance of the CEO and such other executive officers as appropriate; and

•	Acting as administrator of InfoSpace’s stock plans.

A description of the considerations and determinations of the Compensation Committee regarding the compensation of our executive officers is contained in the Compensation Discussion & Analysis portion of this Proxy Statement. For the determination of our nonemployee directors’ compensation, the Compensation Committee may review and make recommendations to the Board of Directors regarding plans that are proposed for the provision of compensation to the directors of the Company. In 2003, the Compensation Committee utilized the services of a compensation consultant, Towers Perrin, to provide benchmarking information and recommend a policy for the compensation of the Company’s nonemployee directors for service on the Board of Directors and the committees of the Board. The Compensation Committee also sought input and recommendations from our Chief Executive Officer, Mr. Voelker. The Compensation Committee then made a recommendation to the Board for their approval, which occurred in February 2003. A description of the compensation program for our nonemployee directors can be found below in the “Director Compensation for 2006” section of this Proxy Statement.

The Nominating and Governance Committee.    The Nominating and Governance Committee, which currently consists of nonemployee directors John Cunningham, Jules Haimovitz and George Tronsrue, met three times in 2006. Mr. Tronsrue is Chair of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is an “independent director” as defined in the NASDAQ Marketplace Rules. The Nominating and Governance Committee’s duties include:

•	Assisting the Board by identifying prospective director nominees and recommending to the Board the director nominees for the next annual meeting of stockholders;

•	Developing and recommending to the Board the governance principles applicable to InfoSpace;

•	Evaluating the performance of individual directors and assessing the effectiveness of the committees and the Board as a whole;

•	Recommending to the Board director nominees for each committee; and

•	Considering stockholder nominees for election to the Board as described below under “Director Nomination Process.”

Director Nomination Process

The Nominating and Governance Committee is responsible for reviewing and recommending nominees to the Board, which is responsible for approving director candidates for nomination by the Board of Directors. The Committee’s objective, pursuant to its charter, is to ensure that the Board is properly constituted to meet its fiduciary obligations to InfoSpace and its stockholders.

In considering director candidates, the Committee seeks the following minimum qualifications:

•	Commitment to InfoSpace’s business success consistent with the highest standards of responsibility and ethics;

•	Representation of the best interests of all of InfoSpace’s stockholders and not any particular constituency;

•	Conscientious preparation for, attendance and participation in Board and applicable committee meetings;

•	No personal or professional commitments that would interfere or conflict with his or her obligations to InfoSpace and its stockholders;

•	An established record of professional accomplishment in his or her chosen field; and

•	No material personal, financial or professional interest in any InfoSpace competitor that would interfere or conflict with his or her obligations to InfoSpace and its stockholders.

The Committee also considers the following qualifications desirable in Board nominees:

•	Contribution to the Board’s overall diversity, with diversity being broadly construed to mean a variety of personal and professional experiences, opinions, perspectives and backgrounds; and

•	Professional and personal experience and expertise relevant to InfoSpace’s business objectives.

The Committee may solicit ideas for possible Board candidates from a variety of sources, such as members of the Board, Company executives, or individuals personally known to the members of the Board or Company executives through personal or professional relationships, and research. The Committee has not paid a third party to identify or evaluate potential nominees in 2006 [or with respect to the current slate of nominees]. However, the Committee has the authority to retain a search firm, at InfoSpace’s expense, to be used to identify or evaluate director candidates at its discretion. In 2005, the Committee exercised such authority and paid a third party to identify and evaluate potential candidates to fill a then-vacancy on the Board.

Any stockholder may nominate candidates for election as directors by following the procedures set forth in our Bylaws, including the applicable notice, information and consent provisions. For further information regarding these procedures, see “Deadline for Receipt of Stockholder Proposals” below. A copy of our Bylaws is available on our corporate Web site at www.infospaceinc.com.

Any single stockholder, or group of stockholders, that has beneficially owned more than 5% of our outstanding common stock for at least one year may propose a director candidate for evaluation by the Committee by delivering a written notice to the Nominating and Governance Committee that satisfies the notice, information and consent requirements of the Committee’s Director Nomination Policy. Any such Board candidate must be independent of the stockholder in all respects and must also qualify as an “independent director” under applicable NASDAQ Marketplace Rules. The notice must be received by the Committee not less than 120 calendar days before the anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting. The notice must include, among other things, proof of the required stock ownership, identification of, and other information with regard to, the stockholder(s) submitting the proposal, and information with respect to the proposed Board candidate. The notice should be sent to the following address:

Chair, Nominating and Governance Committee

InfoSpace, Inc.

c/o Corporate Secretary

601 – 108th Avenue NE, Ste. 1200

Bellevue, WA 98004

The Nominating and Corporate Governance Committee did not receive prior to November 21, 2006 any recommendations for director candidates from any non-management stockholder or group of stockholders that beneficially owns more than 5% of InfoSpace’s voting stock.

In a letter dated March 12, 2007, Sandell Asset Management Corp. (“Sandell”) notified the Company of its potential intent to nominate an alternative slate of directors. On March 12, 2007, Sandell filed a copy of the letter as an exhibit to a Schedule 13D filed by Sandell and certain other parties (collectively, the “Reporting Persons”) with the SEC. On March 19, 2007, the group filed a Schedule 13D/A with the SEC and disclosed its intent to nominate Nick Graziano, Jonathan R. Macey and Paul L. Schaut for election to the InfoSpace Board of Directors. On March 22, 2007, the Board considered the nominees proposed by Sandell and resolved to continue to recommend Mr. Hearney, Mr. Voelker and Mr. Ruckelshaus for election as Class II directors at the 2007 Annual Meeting.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit the financial statements of InfoSpace for 2007, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Deloitte & Touche LLP has audited our financial statements annually since 1997. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote; Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of the independent registered public accounting firm.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THIS PROPOSAL.

Fees Paid to Independent Registered Public Accounting Firm for 2006 and 2005

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) to InfoSpace and subsidiaries during 2006 and 2005 were as follows:

	2006	2005
Audit fees(1)	$1,109,040	$928,400
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	1,500	1,500

Total fees	$1,110,540	$929,900

(1)	Audit fees reflect fees billed for the audit of the year indicated.
(2)	Other fees consist of our annual subscription to The Deloitte Accounting Research Tool, which we use when performing technical accounting research.

The Audit Committee pre-approves all audit and non-audit services to be performed by InfoSpace’s independent registered public accounting firm. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. The Audit Committee has considered whether the provision by Deloitte & Touche of the non-audit services described above is compatible with Deloitte & Touche’s independence. After consideration, the Audit Committee has determined that Deloitte & Touche’s independence as an auditor has not been compromised by its provision of these services. All audit services and all audit and non-audit services provided by Deloitte & Touche in 2006 and 2005, respectively, were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of InfoSpace shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that InfoSpace specifically incorporates it by reference into such filing.

During the year ended December 31, 2006, the Audit Committee of the Board of Directors was comprised of four nonemployee directors: Ms. Wittman (Chair) and Messrs. Jules Haimovitz, Richard Hearney and Lewis Taffer. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the SEC rules and is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15). Each

Audit Committee member meets the NASDAQ’s financial knowledge requirements. Our Board of Directors has determined that Ms. Wittman is an “audit committee financial expert” under SEC rules and has determined that Ms. Wittman meets the NASDAQ’s professional experience requirements. The Audit Committee met eight times during 2006.

The Audit Committee is governed by a written charter which complies with applicable provisions of the Sarbanes-Oxley Act and related SEC and NASDAQ rules. On an annual basis, the Audit Committee reviews and reassesses the adequacy of its charter.

As more fully set forth in the Audit Committee charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of InfoSpace, including internal controls over financial reporting, and other such duties as directed by the Board. As part of this process, the Audit Committee oversees the quarterly reviews and annual audit of the Company’s consolidated financial statements by InfoSpace’s independent registered public accounting firm and reviews and approves the audit budget as well as any other non-audit fees paid to the Company’s independent registered public accounting firm. The Audit Committee is also responsible for maintaining free and open means of communication among the directors, the independent registered public accounting firm, and the financial management of InfoSpace. In addition to specified duties, the Committee may meet with various employees during the year and has access to any of InfoSpace’s employees or advisors with whom it wishes to communicate.

Management is responsible for InfoSpace’s internal controls, preparation of financial statements and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of InfoSpace’s consolidated financial statements and internal control over financial reporting in accordance with standards set by the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Committee members rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent registered public accounting firm.

In this context, the Audit Committee has:

•	discussed with InfoSpace’s independent registered public accounting firm the overall scope and plans for their audits;

•

met and held discussions with the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluations of InfoSpace’s internal controls, and the overall quality of InfoSpace’s financial reporting;

•

discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T and SEC S-X Rule 2-07, including discussion of the quality, not just acceptability, of the application of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	reviewed and discussed the audited financial statements with management of InfoSpace; and

•

discussed with the independent registered public accounting firm their independence and have received the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as adopted by the PCAOB.

Based on our reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

The Audit Committee has also recommended, subject to ratification by the stockholders, the selection of Deloitte & Touche LLP as InfoSpace’s independent registered public firm for the year ending December 31, 2007.

Members of the Audit Committee:

Vanessa A. Wittman, Chair
Jules Haimovitz
Richard D. Hearney
Lewis M. Taffer

ADDITIONAL INFORMATION RELATING TO

OUR DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overall Objectives of the Compensation of Our Named Executive Officers

The objectives of our compensation program for our Named Executive Officers are the following:

-	to attract and retain the best qualified team of executives with the talent, expertise and drive that we seek at InfoSpace,

-	to meet our goals of growth and cash flow generation, and

-	to provide incentives that align the interests of our executives with the overall goal of maximizing stockholder value over time.

To attract and retain executives with the qualities we seek, the Compensation Committee starts by setting a competitive level of annual base compensation. To achieve our objectives of growth and cash flow generation, our Compensation Committee has designed our executive compensation policies such that a significant portion of the executive’s cash compensation is contingent upon achievement of specified revenue and EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding non-cash stock compensation and non-recurring and non-operating items) goals determined by the Compensation Committee. EBITDA is our measure of cash flow. To align the interests of the executives with the overall goal of maximizing stockholder value over time, the Compensation Committee grants long-term equity awards. Specifically, our compensation program for our executive officers is comprised of a mix of annual base compensation, annual cash incentive bonus, and long-term equity awards. The compensation mix and levels for executive officers are subject to annual review by the Compensation Committee and our Chief Executive Officer. From time to time the Compensation Committee may also award one-time cash bonuses or equity-based awards in consideration of a specific executive officer’s performance or changed circumstances of the Company or the market in which we operate.

In setting the allocation among the various elements of compensation to meet our objectives, we consider such matters as:

-	our current and estimated future financial and operating performance;

-	our strategic goals;

-	the market performance of our common stock;

-	the position and past performance of the individual executive officer; and

-	our ability to attract and retain qualified management in light of current and expected competition for such individuals.

The Compensation Committee seeks to employ and retain executive officers who are qualified not only to manage InfoSpace in its current form and structure, but who also have the talent and qualifications to grow our company and manage a more complex organization, which qualifications the Compensation Committee deems vital to achieve our goals. Due to the risk inherent in our business, the performance goals we set for our executive officers and the risks we ask them take with respect to their potential total cash compensation, the Compensation Committee attempts to set the level of total potential compensation above the market median for our peers. The Compensation Committee deems this above-market compensation critical in attracting executives with the talent and qualifications that are needed to meet our performance goals while reducing the risk of turnover. No set formula is used for these determinations, and no particular factor is weighted more or less than the other.

Utilizing the considerations discussed above, the Compensation Committee determines the compensation package for each of the executive officers, including the mix of annual base compensation, annual cash incentive bonus, and long-term equity awards. For the determination of our executives’ compensation package for 2006, the Compensation Committee utilized the services of a compensation consultant, Towers Perrin HR Services, to provide benchmarking information. Our peer group for benchmarking purposes was compiled with input from the Compensation Committee members, our Chief Executive Officer and our consultant. The peer group was composed of twelve organizations that are similar to InfoSpace in terms of both size and business as of November 2005:

• Akamai Technologies, Inc.	• Doubleclick, Inc.	• Interactive Data Corp
• aQuantive	• Drugstore.com Inc.	• MIVA (formerly FindWhat.com)
• Ask Jeeves	• F5Networks	• Openwave Systems Inc.
• CNET Networks	• InfoUSA	• ValueClik

The consultant also used data from published salary surveys. In addition to utilizing the consultant, the Compensation Committee also sought input and recommendations from our Chief Executive Officer in setting the compensation package for the executive officers other than himself. Lastly, as discussed in more detail below regarding the December 2006 grants of restricted stock units (“RSUs”), the Compensation Committee hired Syzygy Consulting Group, another compensation consultancy firm, to assist in creating our restricted stock unit program, as well as setting restricted stock unit award levels for 2007.

Annual Base Salary

The annual base salary for our Named Executive Officers is typically set with the goal of providing each executive officer with a competitive level of annual base salary while maintaining at risk, using incentive cash bonuses, a large portion of the executive officer’s potential total annual cash compensation.

In light of these considerations, annual base salary for our executive officers for 2006, other than Mr. James Voelker, our Chief Executive Officer, was targeted within the upper third of the salary ranges we found for similar executive positions as identified in our peer review and salary survey analysis. The annual base salary for Mr. Voelker has not been increased since he became our Chief Executive Officer in December 2002. The Compensation Committee intends to tie Mr. Voelker’s upside potential compensation to an increase in the value of his stock options and, by doing so, closely aligning his performance with the overall objective of increasing stockholder value over time.

The Compensation Committee believes that these levels of annual base compensation are vital in attracting and retaining the talented management that we seek to grow InfoSpace and generate cash flow. At the same time, however, the Compensation Committee believes that it is important to maintain a large portion of management’s potential total cash compensation at risk, as described in more detail below.

Cash Incentive Bonuses

As discussed above, the Compensation Committee seeks to maintain a significant portion of each executive’s total cash compensation at risk, tied to achievement of specified revenue and EBITDA (cash flow) goals. From time to time, the Compensation Committee may also award one-time cash bonuses to executive officers in consideration of a specific executive’s performance or changed circumstances of the Company or the market in which we operate. Additionally, employment agreements with our Named Executive Officers provide for eligibility for annual performance bonuses to be set at no less than 50% of the base salary of such executive officer’s then-current base salary.

An executive had to achieve at least 50% of the specified management performance objectives in order to receive any bonus. The Compensation Committee had discretion to pay out partial bonuses if such management performance objectives were at least 50% but not 100% achieved. All bonus payments proposed by the Chief Executive Officer to be made to the executive officers were submitted to the Compensation Committee for final approval. The Compensation Committee could adjust the final bonus amount as it deemed appropriate to reflect changes in the industry, company, the executive’s job duties or performance, or any other circumstance the Committee determined should impact bonus awards. The management performance objectives set for Mr. Stephen Davis were removed because they were inapplicable as a result of the restructuring.

For 2006, revenue and EBITDA goals were established and measured on a consolidated worldwide basis for the Company as a whole. Bonus amounts were approved by the Compensation Committee for payment based on achievement of those goals. Specified management performance objectives were also set for Mr. Davis and for Mr. Brian McManus. As a result of the restructuring we announced in October 2006, Mr. McManus’s duties were realigned and he was appointed Executive Vice President – Online. His previous title was Executive Vice President – Sales and Business Development. Mr. Davis’s employment with the Company ended January 1, 2007.

Moreover, for 2006, annual incentive bonus targets for our Named Executive Officers were set at or above the median bonus levels revealed in our benchmarking, at between 75% and 125% of base salary, which reflects the large at-risk portion of our executive officers’ total cash compensation as discussed above. The target bonus was set at 75% for each of our Named Executive Officers, except Mr. Voelker, whose target bonus was set at 100%. Also, as explained below, the bonus targets for Mr. McManus and for Mr. Allen Hsieh, our Chief Financial Officer, were set at 125% and 50%, respectively. The executive officers were eligible to receive larger incentive bonuses if the performance goals were surpassed and smaller or no incentive performance bonuses if performance goals were not reached. As explained in more detail below, the potential annual bonus was capped for all executive officers except Mr. McManus.

The Compensation Committee set the revenue and EBITDA performance targets at the beginning of 2006 for each quarter and the targets were not revised during the year. Revenue and EBITDA goals were established and measured on a consolidated worldwide basis for the Company as a whole. The revenue performance target and the EBITDA performance target were given equal weight for all the Named Executive Officers, except Mr. McManus, as described below. The following table shows the bonus achievement percentage at various levels of performance:

Bonus Achievement Table

Performance Level	Revenue or EBITDA Performance vs. Target	Bonus Achievement Percentage
Below Threshold	0% - 89%	0%
Threshold	90% - 94%	50%
	95% - 99%	80%
Target	100% - 114%	100% - 114%
Acceleration	115%	120%
	116% - 145%	121% - 150%
Maximum	>145%	150%

Achievement of revenue or EBITDA targets are exclusive of one another. If either revenue or EBITDA achievement is below the 90% threshold, a bonus may still be earned if the other measure exceeds the 90% threshold. These threshold minimums are high in comparison to typical market practice. By setting such a high target threshold, the Compensation Committee sought to provide a strong incentive to the executive officers to reach such goals.

Additionally, the Compensation Committee capped the amount of bonus for all the Named Executive Officers, except Mr. McManus, as described below. This cap would be reached when 145% or more of the performance target was reached. Potential bonuses are capped to avoid paying excessive bonuses.

The following example shows how the cash bonus earned for a particular quarter would be calculated for an executive officer who had a 75% bonus target, an annualized base salary of $285,000, and 95% and 107% of the revenue and EBITDA performance targets were reached, respectively, using percentages from the table above:

	Performance Achievement vs. Target		Bonus Achievement Percentage		Final Bonus Achievement Percentage “A”	Base Salary/4 “B”	Bonus Target “C”	Calculated Accrued Bonus AxBxC
Quarter	Revenue	EBITDA	Revenue	EBITDA
Q1	95%	107%	80%	107%	93.5%	$71,250	75%	$49,964

The bonus amounts were accrued each quarter during 2006. They were paid annually to the Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer and semi-annually to the other executives under the plan. The semi-annual payments reflect the more immediate impact those positions have on performance quarter over quarter.

Cash bonuses for two of our Named Executive Officers differ from the general bonus description above, as follows:

- Mr. Brian T. McManus

For 2006, the Compensation Committee established a separate annual incentive bonus plan for Mr. McManus, to take into account that his position was accountable for driving all of our sales activities. The target bonus was set at 125% of Mr. McManus’ base salary. Revenue achievement was given a weight of 75% and EBITDA achievement a weight of 25%. In setting the relative weights between revenue and EBITDA, the Compensation Committee sought to increase the incentive for Mr. McManus to generate revenues for InfoSpace.

Mr. McManus’ EBITDA targets were the same as the other Named Executive Officers but his revenue targets were modified to remove revenue targets of sources not under his direct control.

The following table sets forth the revenue bonus achievement percentage for Mr. McManus at various levels of revenue performance achievements up to 100%:

Revenue Performance Level	Revenue Performance vs. Target	Bonus Achievement Percentage
Below Threshold	0% - 89%	0%
Threshold	90% - 94%	50%
	95% - 99%	80%
Target	100%	100%

Mr. McManus was eligible to receive an additional uncapped amount of cash bonus based on the revenue component if over 100% of the revenue target was reached, as follows:

Revenue Performance vs. Target	Additional Bonus
100% - 125%	$.0025 per $1.00 of incremental revenue
125.1% - 150%	$.0050 per $1.00 of incremental revenue
150.1%+	$.0075 per $1.00 of incremental revenue

- Mr. Allen M. Hsieh

In 2006, the Compensation Committee awarded our Chief Financial Officer, Mr. Hsieh, a bonus of $30,000 for his services as interim Chief Financial Officer. Upon being appointed our Chief Financial Officer in the fourth quarter of 2006, Mr. Hsieh’s bonus target was set at 50% of his annual compensation and he remained on the on the vice president level bonus plan for the remainder of 2006. Under the vice president bonus plan, the minimum performance threshold was set at 80%, as opposed to 90% under the executive officer plan, but otherwise the revenue and EBITDA performance targets were the same as under the executive officer plan.

Cash Incentive Bonuses for 2007

Covering the first half of 2007, the Compensation Committee has adopted a cash incentive bonus plan similar to the 2006 plan for the Named Executive Officers. Like the 2006 bonus program described above, the payment of 2007 cash bonuses is based upon the attainment of specific revenue and EBITDA objectives established by the Compensation Committee. The key differences are as follows:

-	For 2007, the Chief Executive Officer, the Chief Financial Officer and the General Counsel will have worldwide revenue and EBITDA targets, and their bonuses will accrue quarterly and will be paid annually. The Executive Vice President, Mobile and Executive Vice President, Online, will have business-unit specific revenue and EBITDA targets, and their bonuses will accrue quarterly and will be paid semi-annually. As with the 2006 program, this reflects the differences in the impact the various positions have on the attainment of the revenue and EBITDA objectives.

-	Under the 2007 bonus plan, revenue achievement has been given a weight of 35% and EBITDA achievement was given a weight of 65% in determining the total bonus. This change from the 2006 program relative weights reflects the focus on achieving EBITDA, and the need to manage expenses and provide operating profit.

The specific revenue and EBITDA targets have not been included in this description or otherwise publicly disclosed in order to maintain the confidentiality of InfoSpace’s commercial or business information. However, the targets are challenging and require significant effort for their achievement. For example, no incentive bonuses were earned in the fourth quarter of 2006, and only 25% of the target bonuses were earned in the third quarter of 2006, by the Named Executive Officers other than Mr. Hsieh who, as explained above, was under a vice president performance plan during 2006 and therefore earned 93% of his target bonus in the third quarter of 2006 and 25% in the fourth quarter of 2006, and Mr. McManus who earned 75% of his target bonus for the third quarter of 2006. As reflected in the Summary Compensation Table, Messrs. Voelker, Davis and Belsheim earned 66% of their overall target bonus in 2006, Mr. McManus 79% and Mr. Hsieh 78%. The aggregate amount of forgone bonuses in 2006 for all Named Executive Officers, excluding Mr. David Rostov, our former Chief Financial Officer, for not having reached performance targets was $396,999 or approximately 30% of the potential aggregate target incentive bonus.

Equity Awards

Stock Options

Stock options have been an important part of our long-term compensation program. The Compensation Committee bases the grant of stock options to our executive officers on the Committee’s estimation of each executive’s expected contribution to the long-term growth and profitability of InfoSpace. The Compensation Committee annually reviews whether additional grants should be issued to executive officers. Stock option grants are intended to provide additional incentives to the executive officers to reach our overall objective to maximize stockholder value by encouraging executives to manage from the perspective of owners with an equity stake in InfoSpace. Therefore, our option grants have typically had values around the 75th percentile of the market. We estimate the value of an option at the time of the grant using the Black-Scholes methodology. Options are granted at the then-current market price and are generally subject to two to four-year vesting periods to encourage key employees to remain with InfoSpace.

Except as explained below, under our Restated 1996 Flexible Stock Incentive Plan (“1996 Stock Incentive Plan”), any outstanding stock option terminates immediately prior to a change of control (as defined in the 1996 Stock Incentive Plan). However, to the extent permitted by law, 25% of unvested stock options vest immediately prior to a change of control transaction. The options do not terminate, however, if the options are assumed or substituted by the successor corporation or its parent company. If the options are not assumed or substituted with options providing substantially equal value and substantially similar provisions as the options, then an additional 25% of unvested options vest immediately prior to a change of control transaction. Additionally, as more fully described below, our employment agreements with our Named Executive Officers provide for some acceleration of vesting of stock options upon termination of employment of the executive officer by us or our successor if such termination was not for cause or was by the executive for good reason, as well as in some cases upon the death of the executive.

With respect to our Chief Executive Officer, as discussed above, the amount of options granted to Mr. Voelker reflects the Compensation Committee’s intention to tie Mr. Voelker’s upside potential compensation to an increase in the value of his stock options and, by doing so, closely aligning his performance with the overall InfoSpace objective of increasing stockholder value over time.

Restricted Stock Units

As mentioned at the beginning of this Compensation Discussion and Analysis, from time to time the Compensation Committee may also award one-time cash bonuses or equity-based awards in consideration of a specific executive officer’s performance or changed circumstances of the Company or the market in which we operate. In December of 2006, our Board of Directors approved an award of RSUs aimed specifically at retaining employees who were not terminated or identified for termination as a result of the restructuring that commenced at the end of the third quarter of 2006. The Board of Directors determined that the stock options that employees held did not provide sufficient incentive for many to remain with us in light of the uncertainty of InfoSpace’s prospects caused by the restructuring. The Board determined that an immediate and aggressive incentive program was necessary to motivate employees and reduce the level of attrition. Restricted stock units were seen as satisfying these two requirements. All such employees, including the Named Executive Officers who were not terminated as a result of the restructuring, received RSUs. Fifty percent of the RSUs vest in December of 2007, with the remaining 50% vesting in December of 2008.

The Compensation Committed hired Syzygy Consulting Group, a compensation consulting firm, to assist the Board in creating the restricted stock unit program and setting the 2006 levels of grants for individual employees, including the Named Executive Officers, other than the Chief Executive Officer. The Compensation Committee is also utilizing Syzygy’s services to determine RSU award levels for 2007.

The total retention grant in December 2006 was just under 5% of our common shares outstanding. Our Board determined that this is in line with market-typical retention programs. Of that 5%, 14% was awarded to two of our Named Executive Officers, Mr. Hsieh and Mr. McManus.

Specific awards for these two individual Named Executive Officers were recommended by the Chief Executive Officer to the Compensation Committee and were determined based on the size of the executive officer’s bonus, scope of his job and length of service with InfoSpace.

As with our stock options, under our 1996 Stock Option Plan, any outstanding RSU terminates immediately prior to a change of control (as defined in the 1996 Stock Incentive Plan). However, to the extent permitted by law, 25% of unvested RSUs vest immediately prior to a change of control transaction. The RSUs do not terminate, however, if the RSUs are assumed or substituted by the successor corporation or its parent company. If the RSUs are not assumed or substituted with RSUs providing substantially equal value and substantially similar provisions as the RSUs, then an additional 25% of unvested RSUs vest immediately prior to a change of control transaction. Additionally, as more fully described below, employment agreements with our Named Executive Officers provide for some acceleration of vesting of RSUs upon termination of employment of the executive officer by us or our successor if such termination was not for cause or was by the executive for good reason, as well as in some cases upon the death of the executive.

Severance Arrangements

Based on review of published compensation figures, the severance arrangements for our Named Executive Officers are in line with severance practices in the market. For all our Named Executive Officers, other than our Chief Executive Officer, if the executive is terminated by InfoSpace without cause (as defined in the employment agreement) or by the executive for good reason (as defined in the employment agreement), including in connection with a change of control, the executive is entitled to severance benefits of a one-time “lump-sum” payment of 100% of his annual salary rate and 100% of his annual targeted bonus, acceleration of vesting of 50% of the executive’s unvested stock options and RSUs, and Company-paid COBRA insurance benefits for up to 12 months from the termination date. The executive officer has 12 months to exercise his vested stock options. The acceleration of the RSUs was added by amendment to the executive’s employment agreement in January 2007 to bring the RSUs in line with the stock options.

Our Chief Executive Officer, Mr. Voelker, is entitled to severance if he terminates his employment while an at-will employee or if his employment terminates other than for good reason (as defined in his employment agreement) or for cause (as defined in his employment agreement). If he terminates his employment while an at-will employee, he is entitled to severance payments at a rate equal to his annual salary for a period of six months to be paid periodically in accordance with our normal payroll policies, Company-paid COBRA insurance benefits for up to 12 months from the termination date, and acceleration of 100% of his unvested stock options. Mr. Voelker would have 12 months to exercise his options. Pursuant to his employment agreement, Mr. Voelker becomes an at-will employee on January 1, 2009 if we do not extend the employment term of his agreement before that date.

If Mr. Voelker’s employment terminates other than voluntarily or for cause (as defined in his employment agreement) he is entitled to severance payments at a rate equal to 100% of his annual salary rate and 100% of his annual targeted bonus for a period of 12 months to be paid periodically in accordance with our Company’s normal payroll policies, Company-paid COBRA insurance benefits for up to 12 months from the termination date, and acceleration of 50% of his unvested stock options. Mr. Voelker would have 12 months to exercise his vested options.

In the event of an executive officer’s death during the term of the employment agreement, such executive officer’s estate is entitled to severance benefits of 100% of his then-current annual salary for three months, the right to exercise the executive officer’s then-vested options from one year following the executive officer’s death, or two years in the case of Mr. Voelker, and Company-paid COBRA health insurance benefits for 90 days. Our employment agreement with Mr. Voelker also provides that in the event of his death while employed by InfoSpace, 100% of his then-unvested options shall vest and become exercisable by his estate.

The Compensation Committee has discretion to increase the amount of severance an executive officer receives upon his termination by us. The Compensation Committee awarded Mr. Ed Belsheim, our former Chief Administrative Officer, a severance award of $1,000,000 upon his termination as part of the restructuring to reflect the service and contributions Mr. Belsheim provided InfoSpace since he joined us in 2000. This included the $498,750 Mr. Belsheim would have been entitled under his employment agreement prior to the discretionary increase by the Compensation Committee.

Change of Control Arrangements

Based on review of published compensation figures, the change of control arrangements for our Named Executive Officers are in line with change of control practices in the market. Under our employment agreements with our Named Executive Officers, other than our Chief Executive Officer, if the officer (i) is terminated other than for Cause (as defined in the employment agreement) by us within ninety days prior to a Change of Control or as a result of or in connection with a Change of Control or (ii) is terminated other than for Cause by us (or our successor corporation) or resigns for Good Reason (as defined in the employment agreement) within twelve months following a Change of Control, the executive officer is entitled to severance benefits of 100% of his annual salary and 100% annual targeted bonus, acceleration of vesting of 50% of the executive’s unvested stock options and RSUs, and Company-paid COBRA insurance benefits for up to 12 months from the termination date. The executive officer has 12 months to exercise his vested stock options.

Under our employment agreement with our Chief Executive Officer, if he (i) is terminated other than for Cause (as defined in the employment agreement) by the Company within ninety days prior to a Change of Control or as a result of or in connection with a Change of Control or (ii) is terminated other than for Cause by the Company (or its successor corporation) or resigns for Good Reason (as defined in the employment agreement) within 18 months following a Change of Control, he is entitled to severance benefits of 100% of his annual salary and 100% annual targeted bonus, acceleration of vesting of 100% of his unvested stock options, and Company-paid COBRA insurance benefits for up to 12 months from the termination date. Mr. Voelker would have 12 months to exercise his vested stock options. Mr. Voelker’s agreement also provides that if he remains employed by us or our successor for twelve months following a Change of Control, then 100% of his unvested stock options immediately vest.

The Compensation Committee may exercise discretion in determining change of control events and amounts payable but only to the extent allowed or not in conflict with outstanding regulations, plans, agreements and our Certificate of Incorporation and Bylaws.

In the event that the Change of Control benefits (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then the benefits otherwise payable pursuant to a change of control shall be reduced by the minimum extent necessary such that no portion of such benefits would be subject to the Excise Tax. Unless we and the executive otherwise agree in writing, any determination shall be made in writing by our independent public accountants, whose determination shall be conclusive and binding upon the executive and us for all purposes. We shall bear all costs the accountants may reasonably incur in connection with any such calculations.

Change of Control is defined in the employment agreements as the occurrence of any of the following:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) Any merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company;

(iii) Any sale or disposition by the Company, in one transaction or a series of related transactions, of all or substantially all the Company’s assets; or

(iv) A change in the composition of the Company’s Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. An “Incumbent Director” is a director who either (A) is a director of the Company as of the effective date of the employment agreement, or (B) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. For purposes of the preceding, individuals who are elected pursuant to clause (B) are also considered Incumbent Directors.

Compensation of Executive Officers

The following table sets forth information concerning the compensation earned in 2006 by our Chief Executive Officer, Chief Financial Officer, our former Chief Financial Officer and our three other most highly compensated executive officers who served during 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)	Option Awards(2)		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
James F. Voelker	2006	$400,000		$—	$—	$4,703,617		$265,500	(3)	$6,600	(4)	$5,375,717
Chief Executive Officer (Principal Executive Officer)
Allen M. Hsieh(5)	2006	$202,367		$30,000	$39,137	$316,394		$56,825	(6)	$6,600	(4)	$651,323
Chief Financial Officer (Principal Financial Officer)
David E. Rostov (7)	2006	$77,856		$—	$—	$158,883	(8)	$53,789	(9)	$6,232	(4)	$296,760
Former Chief Financial Officer
Stephen J. Davis(10)	2006	$377,000		$—	$—	$2,948,866		$187,675	(9)	$675,105	(11)	$4,188,646
Former President – Mobile and Online Media
Edmund O. Belsheim, Jr. (12)	2006	$284,979	(13)	$—	$—	$911,866		$141,877	(9)	$1,019,212	(14)	$2,357,934
Former Chief Administrative Officer
Brian T. McManus	2006	$299,971	(13)	$—	$46,043	$817,552		$295,124	(15)	$6,600	(4)	$1,465,290
Executive Vice President – Online

(1)	Consists of restricted stock units (“RSUs”) granted on December 20, 2006, with each RSU representing the right to receive one share of our Common Stock upon vesting. The dollar amount is the amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123R. The valuation of the RSUs was based on the closing price of our stock on December 20, 2006 of $20.38 per share. The RSUs vest over two years, with 50% vesting on December 20, 2007 and 50% vesting on December 20, 2008. The fair value of each RSU is the closing market price of our common stock at the date of grant.
(2)	Consists of options granted under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan (the “1996 Stock Incentive Plan”) to purchase shares of our common stock. The dollar amount is the amount recognized for financial statement reporting purposes with respect to the year in accordance with FAS 123R. Assumptions used in the valuation of Options Awards are discussed in Note 4: Stock-based Compensation Expense to the Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006.
(3)	Consists of non-equity incentive compensation earned under the incentive bonus program for Mr. Voelker which had the same performance targets as the 2006 InfoSpace Executive Financial Performance Incentive Plan.
(4)	Consists of InfoSpace’s contributions under its 401(k) Plan.
(5)	Mr. Hsieh was appointed Chief Financial Officer effective November 1, 2006.
(6)	Consists of $49,950 and $6,875 of non-equity incentive compensation earned under the Company’s Vice President incentive bonus plan prior to being appointed Chief Financial Officer and after being appointed Chief Financial Officer, respectively. Upon becoming Chief Financial Officer, Mr. Hsieh’s target bonus was increased from 30% to 50% but he remained under the Vice President incentive bonus plan for the remainder of 2006.
(7)	Mr. Rostov’s employment with the Company ended in April 2006.
(8)	Does not include the expense related to the forfeited unvested options by Mr. Rostov upon his resignation from InfoSpace in April 2006.
(9)	Consists of non-equity incentive compensation earned under the 2006 InfoSpace Executive Financial Performance Incentive Plan.
(10)	Mr. Davis’s employment with the Company ended January 1, 2007.

(11)	Consists of $659,750 of salary and bonus severance and a $15,021 lump sum payment of COBRA premia for 12 months paid in 2007 pursuant to Mr. Davis’s termination of employment with InfoSpace; also includes $334 of InfoSpace’s contributions under its 401(k) Plan, of which $83 was vested and $251 was forfeited upon his departure.
(12)	Mr. Belsheim’s employment with the Company ended January 1, 2007.
(13)	Mr. Belsheim’s annual base salary for 2006 was set at $285,000. Mr. McManus’s base annual salary for 2006 was set at $300,000. The minor difference between these amounts and the amounts reported in the table are due to rounding.
(14)	Consists of $1,000,000 of severance and a $12,612 lump sum payment of COBRA premia for 12 months paid in 2007 pursuant to Mr. Belsheim’s termination of employment with InfoSpace; also includes $6,600 of InfoSpace’s contributions under its 401(k) Plan.
(15)	Consists of non-equity incentive compensation earned under the 2006 InfoSpace Executive Vice President, Sales and Business Development Compensation Plan.

Our executive officers generally sign non-disclosure, invention release and non-competition agreements which limit their ability to compete with us for a year after their employment ends. Except as described below, our Named Executive Officers are employed on an at-will basis.

Chairman, Chief Executive Officer and President.    We have entered into an employment agreement with James Voelker, effective as of October 5, 2005, which replaces and supersedes the employment agreement entered into between InfoSpace and Mr. Voelker dated December 21, 2002. Pursuant to the employment agreement, Mr. Voelker will be employed in the position of Chief Executive Officer until December 31, 2008, unless sooner terminated as provided in the employment agreement. He will also serve as Chairman of the Board while employed at InfoSpace, subject to any required Board and/or stockholder approval. If the employment agreement is not extended by InfoSpace upon the expiration of the original term, Mr. Voelker shall become an at-will employee. If Mr. Voelker’s employment is terminated by InfoSpace without cause (as defined in the employment agreement) or by Mr. Voelker for good reason (as defined in the employment agreement), Mr. Voelker is entitled to severance benefits of 100% of his then-current annual salary and annual bonus rate for 12 months, acceleration of vesting of 50% of his then-unvested stock options, and certain Company-paid COBRA insurance benefits. If such termination or resignation for good reason is in connection with a change of control, then 100% of his then-unvested stock options immediately vest instead of 50%. If Mr. Voelker remains employed by InfoSpace or its successor for 12 months following a change of control, then 100% of his then-unvested options immediately vest. In the event of Mr. Voelker’s death during the term of the employment agreement, Mr. Voelker’s estate is entitled to severance benefits of 100% of his then-current annual salary rate for three months, acceleration of vesting of 100% of his then unvested stock options, and certain Company-paid COBRA insurance benefits. If Mr. Voelker terminates his employment voluntarily while an at-will employee following notice by InfoSpace of non-renewal of the employment agreement and expiration of its original term, Mr. Voelker is entitled to severance benefits of 100% of his then-current annual salary rate for 6 months, acceleration of vesting of 100% of his then-unvested stock options, and certain Company-paid COBRA insurance benefits.

The agreement provides for a minimum base salary of $400,000, which is subject to annual review but in no event less than $400,000, and eligibility for an annual performance bonus to be set at not less than 50% of his then-current annual salary. The agreement also provides for Mr. Voelker to receive a stock option grant on January 3, 2006, of 450,000 shares, vesting ratably each month over a 36-month period commencing as of the effective date of the employment agreement. The option is otherwise subject to the terms of our standard employee stock option agreements.

Other Executives.    We have also entered into employment agreements with each of our other Named Executive Officers. These agreements provide for an annual base salary, eligibility for an annual performance bonus to be set at no less than 50% of the base salary, and a stock option grant subject to our standard terms. If the executive is terminated by InfoSpace without cause (as defined in the employment agreement) or by the executive for good reason (as defined in the employment agreement), including in connection with a change of control, the executive is entitled to severance benefits of 100% of his or her annual salary and annual bonus rate, acceleration of vesting of 50% of the executive’s unvested stock options and 50% of his unvested RSUs, if the named executive officer was granted RSUs, and Company-paid COBRA insurance benefits. In the event of the executive officer’s death during the term of the employment agreement, such executive officer’s estate is entitled to severance benefits of 100% of his or her then-current annual salary rate for three months, the right to exercise the executive officer’s then-vested options for one year, and certain Company-paid COBRA insurance benefits. Mr. Belsheim’s employment agreement provided for a severance payment upon his termination of $1,000,000.

Mr. Hsieh’s base annual salary was increased to $200,000 upon being appointed Interim Chief Financial Officer in April 2006 and to $220,000 upon being appointed Chief Financial Officer effective November 1, 2006. Mr. Hsieh received a bonus of $30,000 for his services as Interim Chief Financial Officer.

Grants of Plan Based Awards

The following table sets forth certain information regarding non-equity and equity plan-based awards granted by InfoSpace to the Named Executive Officers in 2006.

Grants of Plan-Based Awards in 2006

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise Price of Option Awards ($/share) (4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold	Target	Maximum
James F. Voelker	01/03/06	—	—	—	—	450,000	(6)	$24.29	$4,808,925
	—	$100,000	$400,000	$600,000	—	—		—	—
Allen M. Hsieh	05/19/06	—	—	—	—	25,000	(7)	$24.47	$236,391
	12/20/06	—	—	—	85,000	—		—	$1,732,300
	—	$11,250	$45,000	$67,500	—	—		—	—
	—	$6,875	$27,500	$41,250	—	—		—	—
David E. Rostov	—	$42,188	$168,750	$253,125	—	—		—	—
Stephen J. Davis	01/03/06	—	—	—	—	25,000	(8)	$24.29	$297,090
	—	$70,688	$282,750	$424,125	—	—		—	—
Edmund O. Belsheim, Jr.	06/07/06	—	—	—	—	75,000	(9)	$21.98	$639,712
	—	$53,438	$213,750	$320,000	—	—		—	—
Brian T. McManus	03/30/06	—	—	—	—	100,000	(10)	$27.67	$1,270,144
	12/20/06	—	—	—	100,000	—		—	$2,038,000
	—	$46,875	$375,000	Uncapped	—	—		—	—

(1)	These columns show the potential value of the payout for each Named Executive Officer under the 2006 performance plan applicable to such Named Executive Officer if the threshold, target or maximum performance measure goals are satisfied. The two performance measures and salary multiples used in determining the actual payout are described in the CD&A starting on page 17. The possible payouts were performance-driven and therefore were completely at risk. As described in the CD&A, for example, no incentive bonuses were earned in the fourth quarter of 2006, and only 25% of the target bonuses were earned in the third quarter of 2006, by the Named Executive Officers, other than Mr. Hsieh who, as explained in the CD&A, was under a vice president performance plan during 2006, and Mr. McManus, who earned 75% of his target bonus for the third quarter of 2006. Under the performance plan applicable to Mr. Hsieh, he earned 92% of his target bonus in the third quarter of 2006 and 25% in the fourth quarter of 2006. The Summary Compensation Table shows the actual bonuses paid, which amounts were based on the following percentages: Messrs. Voelker, Davis and Belsheim earned 66% of their overall target bonus in 2006, Mr. McManus 79% and Mr. Hsieh 78%. Mr. Rostov left the Company in April 2006. For 2006, the target bonus for Mr. Voelker was set at 100% of his salary, at 75% for Messrs. Rostov, Davis and Belsheim, at 125% for Mr. McManus and at 30% for Mr. Hsieh for the first three quarters 2006 and at 50% for the fourth quarter when he was appointed Chief Financial Officer.

(2)	Consists of RSUs granted on December 20, 2006, under our 1996 Stock Incentive Plan with each RSU representing the right to receive one share of our common stock upon vesting. The RSUs vest over two years, with 50% vesting on December 20, 2007 and 50% vesting on December 20, 2008.
(3)	Consist of options granted under the 1996 Stock Incentive Plan to purchase shares of our common stock.
(4)	Options were granted at an exercise price equal to the closing price of our common stock on the date of the grant. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of InfoSpace common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do no include the option exercise price.
(5)	The dollar amount is the grant date fair value of the equity award computed in accordance with FAS 123R.
(6)	The option was granted to Mr. Voelker pursuant his employment agreement with InfoSpace dated October 5, 2005. The option vests ratably each month over a 36 month period commencing as of the effective date of the employment agreement such that it is fully vested on October 5, 2008.
(7)	The option vests as follows: 50% of the option vests on April 1, 2007 and the remainder vests ratably every six months thereafter over the next two years such that it is fully vested on April 1, 2008.
(8)	The option was granted to Mr. Davis pursuant to his employment agreement with InfoSpace dated November 15, 2005. When granted, the option would have vested as follows: 25% of the option vests on January 3, 2007 and the remainder vests ratably monthly thereafter over the next three years such that it would be fully vested on January 3, 2010. Upon the termination of Mr. Davis’s employment with InfoSpace on January 1, 2007, 12,500 shares of this option became immediately exercisable and expire on December 31, 2007, and 12,500 options were cancelled.
(9)	When granted, the option would have vested as follows: 33% of the option vests on June 7, 2007 and the remainder vests ratably every six months thereafter over the next two years such that it would be fully vested on June 7, 2009. Upon the termination of Mr. Belsheim’s employment with InfoSpace on January 1, 2007, 37,500 shares of this option became immediately exercisable and expire on December 31, 2007, and 37,500 options were cancelled.
(10)	The option vests as follows: 33% of the option vests on March 30, 2007 and the remainder vests ratably every six months thereafter over the next two years such that it is fully vested on March 30, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options and unvested RSUs for each of the Named Executive Officers outstanding as of the end of 2006. The vesting schedule of the option awards for each of the Named Executive Officers are set forth following the table.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable
James F. Voelker	5,500	—		$6.70	07/19/2012	—	—
	600,000	—		9.20	12/21/2012	—	—
	600,000	—		14.88	06/10/2010	—	—
	262,500	87,500	(3)	24.30	12/23/2010	—	—
	175,000	275,000	(4)	24.29	01/03/2013	—	—
Allen M. Hsieh	14,583	6,250	(5)	$14.59	06/09/2010	—	—
	25,000	—		39.19	04/01/2011	—	—
	25,000	—		41.83	04/04/2012	—	—
	12,500	12,500	(6)	24.14	07/29/2012	—	—
	—	25,000	(7)	24.47	05/19/2013	—	—
	—	—		—	—	85,000	$1,743,350
David E. Rostov	—	—		—	—	—	—

	Option Awards(1)						Stock Awards(2)
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable
Stephen J. Davis	67,708	182,292	(8)	$26.18	11/15/2012	(9)	—	—
	—	25,000	(8)	24.29	01/03/2013	(9)	—	—
Edmund O. Belsheim, Jr.	40,000	—		$223.75	10/16/2010	(11)	—	—
	250,000	—		36.563	02/06/2011	(11)	—	—
	42,500	—		21.80	12/13/2011	(11)	—	—
	100,000	—		5.10	08/09/2012	(11)	—	—
	45,833	4,167	(10)	11.329	04/02/2010	(11)	—	—
	56,250	18,750	(10)	23.53	12/22/2010	(11)	—	—
	—	75,000	(10)	21.98	06/07/2013	(11)	—	—
Brian T. McManus	70,500	12,500	(5)	$11.329	04/02/2010		—	—
	56,250	18,750	(3)	23.53	12/22/2010		—	—
	—	100,000	(12)	27.67	03/30/2013		—	—
	—	—		—	—		100,000	$2,051,000

(1)	Consists of options granted under the 1996 Stock Incentive Plan to purchase shares of our common stock. Options were granted at an exercise price equal to the closing price of our common stock on the date of the grant.
(2)	Consists of Restricted Stock Units (“RSUs”) granted on December 20, 2006, with each RSU representing the right to receive one share of our common stock upon vesting. The market value of the RSU awards is based on the closing price of our common stock on December 29, 2006, which was $20.51. 50% of the award vests on December 20, 2007, and 50% on December 20, 2008.
(3)	25% vests one year from the grant date; the remainder vests ratably every six months thereafter for the next three years such that it is fully vested on the fourth anniversary of the grant date.
(4)	The option vests ratably each month over a 36 month period commencing as of the effective date of Mr. Voelker’s current employment agreement, October 5, 2005, such that it is fully vested on October 5, 2008.
(5)	25% vests one year from the grant date; the remainder vests ratably on a monthly basis thereafter over the next 36 months such that it is fully vested on the fourth anniversary of the grant date.
(6)	50% vests one year from the grant date; the remainder vests ratably every six months thereafter over the next year such that it is fully vested on the second anniversary of the grant date.
(7)	50% vests on April 1, 2007; the remainder vests ratably every six months thereafter over the next year such that it is fully vested on April 1, 2008.
(8)	Upon termination of Mr. Davis’s employment with InfoSpace on January 1, 2007, 50% of the then-unvested options became immediately exercisable and 50% were cancelled.
(9)	Pursuant to the employment agreement with Mr. Davis, he has one year from the date of his separation from the Company to exercise any vested options.
(10)	Upon termination of Mr. Belsheim’s employment with InfoSpace on January 1, 2007, 50% of the then-unvested options became immediately exercisable and 50% were cancelled.
(11)	Pursuant to the employment agreement with Mr. Belsheim, he has one year from the date of his separation from the Company to exercise any vested options.
(12)	33.33% vests one year from the grant date; the remainder vest ratably every six months thereafter for the next two years such that it is fully vested on the third anniversary of the grant date.

Option Exercises and Stock Vested in 2006

The following table sets forth certain information regarding stock options exercised by the Named Executive Officers during 2006, including the aggregate value of any gains realized on such exercises before the payment of any fees, commissions or taxes.

Option Exercises and Stock Vested Table
	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
James F. Voelker	—	—	—	—
Allen M. Hsieh	—	—	—	—
David E. Rostov	112,500	$1,574,928	—	—
Stephen J. Davis	—	—	—	—
Edmund O. Belsheim, Jr.	—	—	—	—
Brian T. McManus	12,000	$168,041	—	—

(1)	The value realized equals the difference between the option exercise price and the closing price of InfoSpace common stock on the date of the exercise, multiplied by the number of shares for which the option was exercised.
(2)	No RSUs vested during 2006.

Potential Payments Upon Termination or Change in Control

Our employment agreements with each or our Named Executive Officers provide for certain payments to the Named Executive Officer in connection with such executive officer’s termination of employment with the Company. The amount and types of payments depend on the reason for the termination of employment: (1) termination by the Company without cause or voluntarily by the Named Executive Officer for good reason, including in connection with a change of control; and (2) termination due to death or disability. As described below, Mr. Voelker’s employment agreement also provides for certain payments if he voluntarily terminates his employment while an at-will employee.

In order to receive such payments and benefits, executive officers are required to sign and not revoke a release and must comply with their non-disclosure, invention release and non-competition agreements which limit their ability to compete with us for a year after their employment ends.

Mr. Rostov’s resignation in April 2006 was voluntary other than for Good Reason and therefore he did not receive any severance payments or benefits.

Under our 1996 Stock Plan, any outstanding stock option and RSU terminates immediately prior to a change of control (as defined in the 1996 Stock Incentive Plan). However, to the extent permitted by law, 25% of unvested stock options and 25% of unvested RSUs vest immediately prior to a change of control transaction. The options and RSUs do not terminate, however, if the options are assumed or substituted by the successor corporation or its parent company. If the options and RSUs are not assumed or substituted with options and RSUs providing substantially equal value and substantially similar provisions as the options and RSUs, then an additional 25% of unvested options and RSUs vest immediately prior to a change of control transaction. Additionally, as more fully described below, our employment agreements with our Named Executive Officers provide for some acceleration of vesting of options and RSUs upon termination of employment of the executive officer by the Company or its successor if such termination was for no cause or by the executive for good reason in connection with a Change of Control.

Termination by InfoSpace without Cause or Voluntarily by Named Executive Officer for Good Reason, including in connection with a Change of Control, and Voluntary Termination by Mr. Voelker while an At-Will Employee

For all the Named Executive Officers, other than Mr. Voelker, if the executive’s employment is terminated by InfoSpace without Cause or by the executive for Good Reason, the executive is entitled to severance benefits of a one-time “lump-sum” payment of 100% of his annual salary rate and 100% of his annual targeted bonus rate, acceleration of vesting of 50% of the executive’s unvested stock options and RSUs, and Company-paid COBRA insurance benefits for up to 12 months from the termination date. The executive officer has 12 months to exercise his vested stock options. The executive officer is entitled to the same payments and benefits if the officer (i) is terminated other than for Cause by the Company within ninety days prior to a Change of Control or as a result of or in connection with a Change of Control or (ii) is terminated other than for Cause by the Company (or its successor corporation) or resigns for Good Reason within twelve months following a Change of Control.

If Mr. Voelker’s employment is terminated by InfoSpace other than for Cause or by Mr. Voelker for Good Reason, he is entitled to severance payments at a rate equal to 100% of his annual salary and 100% of his annual targeted bonus for a period of 12 months to be paid periodically in accordance with the Company’s normal payroll policies, Company-paid COBRA insurance benefits for up to 12 months from the termination date, and acceleration of 50% of his unvested stock options. Mr. Voelker would have 12 months to exercise his vested options. Mr. Voelker is entitled to the same payments and benefits if he (i) is terminated other than for Cause by the Company within ninety days prior to a Change of Control or as a result of or in connection with a Change of Control or (ii) is terminated other than for Cause by the Company (or its successor corporation) or resigns for Good Reason within 18 months following a Change of Control. However, 100% of his then unvested options would be accelerated. If Mr. Voelker remains with the InfoSpace or its successor for 12 months following a change in control, 100% of his then-unvested stock options accelerate. During the first six months after termination, Mr. Voelker’s severance benefits will accrue and be paid in a lump sum payment in the seventh month after termination with Mr. Voelker receiving monthly payments thereafter for the remaining severance benefits, unless the Company determines that under the Internal Revenue Service guidance, the tax under Internal Revenue Code Section 409 does not apply to such payments.

In the event that the Change of Control benefits (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the benefits otherwise payable to the Named Executive Officers pursuant to a change of control shall be reduced by the minimum extent necessary such that no portion of such benefits would be subject to the Excise Tax.

Pursuant to Mr. Voelker’s employment agreement, Mr. Voelker will be employed in the position of Chief Executive Officer until December 31, 2008, unless sooner terminated as provided in the employment agreement. He will also serve as Chairman of the Board while employed at InfoSpace, subject to any required Board and/or stockholder approval. If the employment agreement is not extended by InfoSpace upon the expiration of the original term, Mr. Voelker shall become an at-will employee. If he terminates his employment while an at-will employee, he is entitled to severance payments at a rate equal to his annual salary for a period of six months to be paid periodically in accordance with the Company’s normal payroll policies, Company-paid COBRA insurance benefits for up to 12 months from the termination date, and acceleration of 100% of his then-unvested stock options. Mr. Voelker would have 12 months to exercise his options.

The following table sets forth the estimated payments of severance and/or benefits that would be provided to each of the Named Executive Officers in the event of such executive officers termination of employment on December 31, 2006 for the reasons described above.

Name	Annual Salary Rate	Annual Bonus Rate	Other Cash	Stock Options (1)	Stock Awards(2)	Health Benefits (3)	Total
James F. Voelker
No Change of Control	$400,000	$400,000				$15,021	$815,021
Change of Control	$400,000	$400,000				$15,021	$815,021
Voluntary while At-Will	$200,000					$15,021	$215,021
Allen M. Hsieh	$220,000	$110,000		$23,125	$1,089,594	$6,961	$1,449,680
Stephen J. Davis	$377,000	$282,750				$15,021	$674,771
Edmund O. Belsheim, Jr.	$285,000	$213,750	$501,250	$23,911		$12,612	$1,036,523
Brian T. McManus	$300,000	$375,000		$71,727	$1,281,875	$15,021	$2,043,623

(1)	The intrinsic value of the stock options is based on the excess of the market closing price of our common stock on December 29, 2006, which was $20.51, over the exercise price of the options. For these stock options, we have assumed that the change-in-control provision of our stock incentive plans caused one-quarter of the unvested options to vest, and the termination-of-employment provision in the employment contract caused one-half of the remaining unvested options to vest.
(2)	The market value of the RSU awards is based on the closing price of our common stock on December 29, 2006, which was $20.51. For these RSUs, we have assumed that the change-in-control provision of our stock incentive plans caused one-quarter of the unvested RSUs to vest, and the termination-of-employment provision in the employment contract caused one-half of the remaining unvested RSUs to vest.
(3)	Consists of Company-paid COBRA insurance benefits.

Termination due to Death or Disability

In the event of the Named Executive Officer’s death while employed under his employment agreement, other than Mr. Belsheim, such executive officer’s estate is entitled to severance benefits of 100% of his then-current annual salary rate for three months, the right to exercise the executive officer’s then-vested options for one year following the executive officer’s death, or two years in the case of Mr. Voelker, and Company-paid COBRA health insurance benefits for 90 days. In the case of Mr. Voelker, 100% of his then-unvested options vest.

In the event of Mr. Belsheim’s death while employed under his employment agreement, Mr. Belsheim’s estate would have been entitled to severance benefits of a one-time “lump-sum” payment of 100% of Mr. Belsheim’s annual salary rate and 100% of his annual targeted bonus rate, acceleration of vesting of 100% of the executive’s unvested stock options, and Company-paid COBRA insurance benefits for up to 12 months from the date of his death. His estate would have had 12 months to exercise his vested stock options.

In the event of the Named Executive Officer’s termination of employment with the Company due to Disability, he is entitled to continuing payments of his base salary until the earlier of eligibility for long-term disability payments under the Company’s group disability policy or 180 days following termination.

The following table sets forth the payments of severance and/or benefits that would be provided to each of the Named Executive Officers or his estate in the event of such executive officer’s termination of employment on December 31, 2006 due to death or disability.

Name	Annual Salary Rate(1)	Annual Bonus Rate	Other Cash	Stock Options(2)	Stock Awards	Health Benefits(3)	Total
James F. Voelker
Death	$100,000			$10,239,955		$3,755	$10,354,976
Disability	$200,000						$200,000
Allen M. Hsieh
Death	$55,000			$86,331		$1,740	$143,071
Disability	$110,000						$110,000
Stephen J. Davis
Death	$94,250					$3,755	$98,005
Disability	$188,500						$188.500
Edmund O. Belsheim, Jr.
Death	$285,000	$213,750	$501,250	$2,000,050		$12,612	$3,012,662
Disability	$142,500						$142,500
Brian T. McManus
Death	$75,000			$647,261		$3,755	$726,376
Disability	$150,000						$150,000

(1)	With respect to disability payments, the amount shown assumes payment of disability pay for 180 days.
(2)	The intrinsic value of the vested stock options at December 31, 2006 is based on the excess of the closing price of our common stock on December 29, 2006, which was $20.51, over the exercise price of the options. For Mr. Belsheim, we have assumed that 100% of his unvested options would have vested under the terms of his employment agreement.
(3)	Consists of Company-paid COBRA insurance benefits.

Director Compensation for 2006

The following table sets forth information concerning the compensation of each nonemployee member of our Board of Directors for 2006.

Director Compensation for Year 2006 Table

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
John E. Cunningham, IV	$40,500	$76,204	—	$116,704
Jules Haimovitz	$40,500	$112,655	—	$153,155
Richard D. Hearney	$40,500	$76,204	—	$116,704
Rufus W. Lumry(2)	$24,000	$76,204	—	$100,204
Lewis M. Taffer	$42,750	$76,204	—	$118,954
George M. Tronsrue, III	$36,750	$76,204	—	$112,954
Vanessa A. Wittman	$40,250	$76,204	—	$116,454

(1)	Consist of options granted under the 1996 Stock Incentive Plan to purchase shares of our common stock. The dollar amount is the amount recognized for financial statement reporting purposes with respect to the year in accordance with FAS 123R. Assumptions used in the valuation of Options Awards are discussed in Note 4: Stock-based Compensation Expense to the Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006. Options granted to each of the nonemployee members of our Board of Directors had a grant date fair value of $69,632 calculated in accordance with FAS 123R. The aggregate number of option awards outstanding at December 31, 2006 for each nonemployee member of our Board of Directors is provided in a separate table below.
(2)	Mr. Lumry resigned from our Board of Directors effective October 3, 2006.

The following table sets forth information concerning the aggregate number of option awards outstanding for each of the nonemployee members of our Board of Directors as of December 31, 2006.

Name	Aggregate Number of Option Awards
John E. Cunningham, IV	46,500
Jules Haimovitz	17,500
Richard D. Hearney	38,000
Rufus W. Lumry	20,000
Lewis M. Taffer	34,500
George M. Tronsrue, III	22,500
Vanessa A. Wittman	40,000

We pay an annual retainer of $15,000 following each Annual Meeting of Stockholders to each nonemployee member of our Board of Directors, and the Chair of the Audit Committee receives an additional $5,000 annual retainer. Each nonemployee director is also paid $750 for each Board of Directors and committee meeting attended and is reimbursed for travel expenses incurred to attend the meetings in person.

Pursuant to the Stock Option Grant Program for Nonemployee Directors under our 1996 Stock Incentive Plan, as amended, we grant a nonqualified stock option to purchase 10,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to the Board of Directors. In addition, immediately following each Annual Meeting of Stockholders, we grant to each nonemployee director an additional nonqualified stock option to purchase 7,500 shares of common stock, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting or within the three-month period prior to such Annual Meeting. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of grant.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee of InfoSpace shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that InfoSpace specifically incorporates it by reference into such filing.

During the year ended December 31, 2006, the Compensation Committee of the Board of Directors was comprised of four nonemployee directors: Messrs. Taffer (Chairman), Cunningham, Hearney and Tronsrue.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A.

Members of the Compensation Committee:

Lewis M. Taffer (Chair)
John E. Cunningham, IV
Richard D. Hearney
George M. Tronsrue, III

Equity Compensation Plans

During 2006, certain executive officers and directors received benefits under our Restated 1996 Flexible Stock Incentive Plan and the related Stock Option Program for Nonemployee Directors. Our stockholders have approved both plans.

Restated 1996 Flexible Stock Incentive Plan

The purpose of the 1996 Stock Incentive Plan is to provide an opportunity for our employees, officers, directors, independent contractors and consultants to acquire our common stock. The 1996 Stock Incentive Plan provides for grants of stock options, stock appreciation rights, or SARs, RSUs and stock awards. At December 31, 2006, an aggregate of 12,651,596 shares of common stock were authorized for issuance, options to purchase 7,809,080 shares of common stock were outstanding at a weighted average exercise price of $27.37 per share, 1,355,370 RSUs were outstanding and 1,930,941 shares were available for future grant under the 1996 Stock Incentive Plan.

Stock Option Program for Nonemployee Directors

Under the 1996 Stock Incentive Plan, we grant a nonqualified stock option to purchase 10,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to our Board of Directors. We grant to each nonemployee director an additional nonqualified stock option to purchase 7,500 shares of common stock immediately following each Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting of Stockholders or within the three-month period prior to such Annual Meeting of Stockholders. All options granted under the program for nonemployee directors vest fully on the first anniversary of the date of such grant.

1998 Employee Stock Purchase Plan

We adopted the 1998 Employee Stock Purchase Plan in August 1998. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, and permits eligible employees to purchase our common stock through payroll deductions of up to 15% of their compensation. Under the Purchase Plan, no employee may purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. We have authorized an aggregate of 1,360,000 shares of common stock for issuance under the Purchase Plan.

The Purchase Plan is implemented with six-month offering periods. Offering periods begin on each February 1 and August 1. Participants purchase common stock under the Purchase Plan at a price equal to the lesser of 85% of their fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period. A total of 535,290 shares of common stock had been issued under the Purchase Plan as of December 31, 2006 and 824,710 shares remained available for future purchase as of that date.

The following table provides information about all of our stock option plans and the Purchase Plan as of December 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1):
Options	7,809,080	$27.37	—
Restricted Stock Units	1,355,370	—	—

Total	9,164,450	—	2,742,923
Equity compensation plans not approved by security holders (2):
Options	1,259,738	$30.10	1,005,633

Total Options	9,068,818	$27.75	—
Total RSUs	1,355,370	—	—

(1)	Includes shares to be issued under our Restated 1996 Flexible Stock Incentive Plan and our 1998 Employee Stock Purchase Plan.
(2)	Includes 963,824 shares to be issued upon exercise of outstanding options under our 2001 Nonstatutory Stock Option Plan. There are 842,732 shares remaining available for future grants under such plan. Also includes 864 shares to be issued upon exercise of outstanding options under the SaveSmart, Inc. 1997 Equity Incentive Plan and the Saraide.com Inc. 1998 Equity Incentive Plan, which were assumed by InfoSpace on acquisition of the companies sponsoring such plans. No shares remain available for future grants under these plans. Also includes 1,000 shares to be issued upon exercise of outstanding options under the InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan, which was adopted by InfoSpace in connection with the acquisition of Saraide. No shares remain available for future grants under such plan. Also includes 294,050 shares to be issued upon exercise of outstanding options under the InfoSpace, Inc. Switchboard Incorporated Stock Incentive Plan, which was assumed in connection with the acquisition of Switchboard. There are 162,901 shares remaining available for future grants under such plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish InfoSpace with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, InfoSpace believes that all filing requirements applicable to its executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities have been complied with during 2006.

Transactions with Related Persons

Under our Code of Business Conduct and Ethics, related party transactions must be disclosed to our Chief Financial Officer. If the Chief Financial Officer determines that the transaction is material, the Audit Committee must review and approve in writing in advance of such related party transactions. The most significant related party transactions, particularly those involving our directors or executive officers, must be reviewed and approved in writing in advance by our Board of Directors. We currently have no such transactions to report. Additionally, pursuant to our Audit Committee Charter, the Audit Committee reviews proposed related party transactions for potential conflicts of interests and approves all such transactions in advance.

Indemnification Arrangements

In addition to InfoSpace’s expense advancement and indemnification obligations under our Bylaws and applicable law, we have entered into standard indemnification agreements in the ordinary course of business with each of our executive officers and directors.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of InfoSpace knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of stockholders of InfoSpace intended to be presented for consideration at our 2008 Annual Meeting of Stockholders must be received by InfoSpace no later than [                    ], 2007 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or (ii) any stockholder entitled to vote who has delivered written notice to the Corporate Secretary of InfoSpace not fewer than 60 days nor more than 90 days in advance of the annual meeting (or, with respect to an election of directors to be held at a special meeting, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Our Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any stockholder entitled to vote who has delivered written notice to the Corporate Secretary of InfoSpace not less than 60 days nor more than 90 days in advance of the annual meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If a stockholder who has notified InfoSpace of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, InfoSpace need not present the proposal for a vote at such meeting. For further information regarding nomination of directors, see the description of the Nominating and Governance Committee of our Board of Directors under the heading “Board Meetings and Committees; Corporate Governance Matters.”

A copy of the full text of the Bylaws discussed above is available on our company Web site at www.infospaceinc.com or may be obtained by writing to the Corporate Secretary of InfoSpace. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to InfoSpace’s principal executive offices at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004, Attention: Corporate Secretary.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2006 is available on our company Web site at www.infospaceinc.com. Upon written request by any stockholder to R. Bruce Easter, the Corporate Secretary of InfoSpace, at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004, a copy of the Annual Report on Form 10-K, without exhibits, will be furnished without charge, and a copy of any or all exhibits to the Annual Report on Form 10-K will be furnished for a fee which will not exceed our reasonable expenses in furnishing the exhibits.

By Order of the Board of Directors,

R. Bruce Easter, Jr.
Senior Vice President, General Counsel and Secretary

Bellevue, Washington

[April     ], 2007

APPENDIX A

The following sets forth the name, business address, present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, director nominees and those officers of the Company who, under SEC rules, are “participants” in the Company’s solicitation of proxies from its stockholders in connection with the 2007 Annual Meeting of Stockholders.

Directors and Nominees

The principal occupations of the Company’s directors and nominees are set forth in the section of this Proxy Statement entitled “Proposal One — Election of Directors.” Their present employers and business addresses are set forth below.

Name	Employer and Business Address
John E. Cunningham IV	Clear Fir Partners, LP 2415 Carillon Point Kirkland, WA 98003

Jules Haimovitz	Dick Clark Productions, Inc. 9200 Sunset Blvd. Los Angeles, CA 90069

Richard D. Hearney	c/o InfoSpace, Inc. 601 108th Avenue NE, Suite 1200 Bellevue, WA 98004

Lewis M. Taffer	Pegasus Capital Advisors 505 Park Avenue, 21st Floor New York, NY 10022

George M. Tronsrue, III	c/o InfoSpace, Inc. 601 108th Avenue NE, Suite 1200 Bellevue, WA 98004

James F. Voelker	InfoSpace, Inc. 601 108th Avenue NE, Suite 1200 Bellevue, WA 98004

Vanessa A. Wittman	c/o InfoSpace, Inc. 601 108th Avenue NE, Suite 1200 Bellevue, WA 98004

William J. Ruckelshaus	Revenue Science Inc. 10500 NE 8th St., 13th Floor Bellevue, WA 98004

Officers

The names and principal occupations of the Company’s officers who are not also directors and who are “participants” in the Company’s solicitation of proxies are set forth below. Their business address is InfoSpace Inc., 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004.

Name	Principal Occupation
R. Bruce Easter, Jr.	Senior Vice President, General Counsel and Secretary
John W. Foster	Senior Vice President, Corporate Development
Allen M. Hsieh	Chief Financial Officer

A-1

Information Regarding Ownership of the Company’s Securities by Participants

None of the persons listed above under “Directors and Nominees” or “Officers” owns any of the Company’s securities of record but not beneficially. The shares of common stock of the Company held as of March 16, 2007 by all of the persons listed above are set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, except for Mr. Foster whose beneficial ownership information is set forth below.

Name	Shares Beneficially Owned
	Number	Percent
John W. Foster	218,126(1)	*

*	Less than 1%
(1)	Includes 215,334 shares of common stock subject to options exercisable within 60 days of March 16, 2007

Information Regarding Transactions in the Company’s Securities by Participants

Other than Allen M. Hsieh, none of the persons listed above under “Directors and Nominees” and “Officers” have purchased or sold shares of common stock of the Company during the past two years. On November 1, 2005, Mr. Hsieh exercised and sold 9,375 shares of common stock for $25.65 per share pursuant to a stock option grant.

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under “Directors and Nominees” or “Officers” or any of his or her “associates” (as defined in Rule 14a-1 under the Exchange Act) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as disclosed in the sections of this Proxy Statement titled “Potential Payments Upon Termination or Change in Control,” since January 1, 2006 none of such persons or any of their associates had or will have a direct or indirect material interest in any transaction or series of similar transactions or any currently proposed transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under “Directors and Nominees” and “Officers” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings by any of the persons listed under “Directors and Nominees” or “Officers” within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under “Directors and Nominees” and “Officers” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting.

A-2

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

Ú  TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  Ú

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFOSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 31, 2007

[        ] (Local Time)

WHITE PROXY

The undersigned stockholder(s) of InfoSpace, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders dated [April     , 2007], and hereby appoints Allen M. Hsieh and R. Bruce Easter, Jr., and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InfoSpace, Inc. to be held on May 31, 2007, at [        ] local time, at [                                                                 ], and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The shares represented by this proxy will be voted in accordance with the specifications made. If no specification is made, the shares represented by this proxy will be voted “FOR” the persons and proposals on the reverse side. If any other matters properly come before the meeting, the persons named in the proxy will vote in their discretion.

Continued on reverse side.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of InfoSpace, Inc.

common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-888-4064, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1340. Please follow the simple instructions. You will be required to provide the unique control number indicated below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/insp, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number indicated below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: InfoSpace, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155

Ú  TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  Ú

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

WHITE PROXY

The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2.

		FOR	WITHHOLD	FOR ALL
1. Election of Directors:	01 Richard D. Hearney	All	All	EXCEPT
	02 James F. Voelker	☐	☐	☐
03 William J. Ruckelshaus

To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT”

and write the number(s) of the nominee(s) on the line provided to the right.

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007	☐	☐	☐

For address changes, please mark box and indicate changes below:  ☐

Date	, 2007

Signature

Signature

Please sign name(s) exactly as shown at left. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign in full corporate name by duly authorized officer.